                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Genzyme Corporation for the registration of 800,000 shares of Genzyme General Division common stock and 100,000 shares of Genzyme Biosurgery Division common stock of our report dated February 22, 2000, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Boston, Massachusetts
January 11, 2002